Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts
Investors:	Media:
Mary Bashore	Barbara Lindheim
Orchid Cellmark Inc.	GendeLLindheim BioCom Partners
(609) 750-2324	(212) 918-4650

ORCHID CELLMARK TO RAISE $14.0 MILLION THROUGH PRIVATE PLACEMENT

PRINCETON, N.J., November 21, 2006 – Orchid Cellmark Inc. (NASDAQ: ORCH) today announced it has entered into a definitive agreement with certain new and existing institutional investors to raise approximately $14.0 million in aggregate gross proceeds in a common stock private equity financing. The financing is comprised of approximately 4.87 million shares of common stock issued at $2.88 per share. The transaction is subject to customary closing conditions and is expected to close on November 21, 2006. Orchid Cellmark intends to use the proceeds for working capital and general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The securities issued in the transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. Orchid Cellmark does, however, intend to file a registration statement covering the resale of the shares of common stock sold within 45 days of the closing.

About Orchid Cellmark

Orchid Cellmark is a leading provider of identity DNA testing services for the human identity and agriculture markets. In the human identity area, the company provides DNA testing services for forensic, family relationship and security applications. In the agriculture field, Orchid Cellmark provides DNA testing services for selective trait breeding. Orchid Cellmark’s strong market positions in these segments reflect the company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise, and the world-renowned Cellmark brand that has been associated with exceptional quality, reliability and customer service for nearly two decades. More information on Orchid Cellmark can be found at www.orchid.com and www.1800dnatest.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: Orchid Cellmark’s expectation to close the transaction on November 21, 2006; Orchid Cellmark’s intention to use the proceeds for working capital and general corporate purposes; and Orchid Cellmark’s intention to file a registration statement covering the resale of the shares of common stock sold within 45 days of the closing. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, Orchid Cellmark’s ability to satisfy the closing conditions, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid Cellmark’s products and services, dependence on government funding and collaborations, regulatory approvals, competition, intellectual property of others, patent protection, litigation, the timing of release of federal funds, the timing and amount of contracts put up for bid, Orchid Cellmark’s ability to timely hire qualified analysts, and Orchid Cellmark’s ability to timely and successfully initiate operational efficiencies, lower overhead and other remedial measures. These risks and other additional factors affecting these statements and Orchid Cellmark’s business are discussed under the headings “Risks Related to Our Business” and “Risks Associated with Our Common Stock” in Orchid Cellmark’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, and in other filings made by Orchid Cellmark with the Securities and Exchange Commission from time to time. Orchid Cellmark expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid Cellmark’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

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